UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 20, 2007


                              GAMCO INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

            New York                 1-14761                13-4007862
        (State or other            (Commission            (IRS Employer
 jurisdiction of incorporation)    File Number)         Identification No.)

    One Corporate Center, Rye, NY                             10580
(Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code  (914) 921-3700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.02. Results of Operations and Financial Condition.

     The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

     As a result of ongoing discussions with the staff of the Securities and Exchange Commission, GAMCO Investors, Inc. ("GAMCO") is increasing its legal and regulatory reserves for 2006 by $3 million. This additional reserve will result in a decrease of $0.07 per fully diluted share in our previously announced earnings for the fourth quarter of 2006. This brings the fourth quarter 2006 earnings per fully diluted share ("EPS") to $0.79 per share from $0.86 per share versus $0.67 per share in the fourth quarter of 2005 and the full year 2006 EPS to $2.31 per share from $2.38 per share versus $2.10 per share for the full year 2005. For the year ended December 31, 2006, the total legal and regulatory reserves are now $0.34 per fully diluted share. Full results will follow in our Annual Report on Form 10-K. Furthermore, we can offer no assurance that our reserves will be sufficient to cover any payments by GAMCO relating to a settlement or whether and to what extent insurance may cover such payments, including reimbursement of legal fees. Based on accounting standards, we will recognize any insurance recovery when the proceeds are received.

     On February 22, 2007, GAMCO issued a press release relating to increasing its legal and regulatory reserves. A copy of GAMCO's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.


     Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

     99.1   GAMCO's Press Release, dated February 22, 2007.

                                  Exhibit Index
                                  -------------

Exhibit No.
-----------

99.1     GAMCO's Press Release, dated February 22, 2007.



SIGNATURE
---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GAMCO Investors, Inc.

                                        By:       /s/ John C. Ferrara
                                            --------------------------------
                                                    John C. Ferrara
                                            Interim Chief Financial Officer


Date:    February 22, 2007
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